UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210 Atlanta, Georgia 30328
(Address of principal executive offices) Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Effective January 23, 2015, Ocwen Loan Servicing, LLC (“OLS”), a wholly owned subsidiary of Ocwen Financial Corporation (“Ocwen”), reached an agreement with the California Department of Business Oversight (the “CA DBO”), which will result in the CA DBO withdrawing its notice of hearing to suspend OLS’s license in California. OLS and the CA DBO entered into a Consent Order pursuant to the California Residential Mortgage Lending Act (Fin. Code, § 50000 et seq.) (the “Consent Order”) with the CA DBO to reflect such settlement. The Consent Order addresses and resolves the examination disputes between the CA DBO and OLS, and does not involve any accusation or admission of wrongdoing with regard to OLS’s servicing practices.

Under the terms of the Consent Order, OLS will pay the CA DBO a penalty in the amount of $2.5 million plus their costs associated with the examination within ten days of the effective date of the Consent Order. OLS also agreed to cease acquiring any additional mortgage servicing rights (“MSRs”) for loans secured in California until the CA DBO is satisfied that OLS can satisfactorily respond to the requests for information and documentation made in the course of a regulatory exam.

In addition, the CA DBO will select an independent third party auditor (the “Auditor”) to assess OLS’s compliance with laws and regulations impacting California borrowers for an initial term of 2 years, extendable at the discretion of the CA DBO. OLS will pay all reasonable and necessary costs of the Auditor. The Auditor will report periodically on its findings and progress and OLS will submit to the CA DBO a written plan to address and implement corrective measures and address any deficiencies identified by the Auditor.

Failure to meet the requirements of the Consent Order could result in additional regulatory action by the CA DBO.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on Ocwen’s business as a result of the actions required by the Consent Order; reactions to the announcement of the Consent Order by Ocwen’s customers or suppliers; increased regulatory scrutiny and media attention, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; Ocwen’s ability to effectively manage its regulatory and contractual compliance obligations; the adequacy of Ocwen’s financial resources, including its sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; volatility of Ocwen’s stock price; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding Ocwen’s servicing, foreclosure, modification and other practices; the characteristics of Ocwen’s servicing portfolio, including prepayment speeds along with delinquency and advance rates; Ocwen’s ability to grow and adapt its business, including the availability of accretive business opportunities; uncertainty related to acquisitions, including Ocwen’s ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013, filed on August 18, 2014. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 26, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)